SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported)  September 24, 1996

                         BALCOR REALTY INVESTORS - 84
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13349
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3215399
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 2. Acquisition or Disposition of Assets
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Somerset Pointe Apartments

In 1983, the Partnership acquired the Somerset Pointe Apartments, Las Vegas, Nevada, utilizing approximately $8,188,580 in offering proceeds. The property was acquired subject to first mortgage financing of approximately $12,187,000.

On September 25, 1996, the Partnership contracted to sell the property for a sale price of $18,720,655 to an unaffiliated party, AIMCO Properties, L.P., a Delaware limited partnership. Pursuant to the agreement of sale, the purchaser is obligated to deposit $321,937 into an escrow account as earnest money upon the completion of the purchaser's due diligence review. The remainder of the sale price will be payable in cash at closing, scheduled for November 18, 1996. From the proceeds of the sale, the Partnership will repay the outstanding balance of the first mortgage loan, which is expected to be approximately $10,781,000 at closing, and $187,207 to an unaffiliated party as a brokerage commission. The Partnership will receive the remaining proceeds of approximately $7,752,448, less closing costs. Of the net sale proceeds, $322,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The purchaser has simultaneously contracted to purchase two properties adjacent to the Property, one of which is owned by an affiliate of the General Partner (the "Affiliate") and one of which is owned by an unaffiliated party. A default by the purchaser, Partnership or any other seller under any agreement of sale will be considered a default under all the agreements. If the agreements are terminated due to a default by the Partnership or another seller, the purchaser will be entitled to receive a return of its earnest money and interest accrued thereon plus additional damages in an amount equal to the earnest money deposits. If the agreements are terminated due to a default by the purchaser, the Partnership and sellers will retain all earnest money and interest accrued thereon. In the event the purchaser terminates any agreement, other than by a default, the other agreements will also be terminated, and the purchaser will receive a return of all earnest money previously deposited plus interest accrued thereon.

If the agreements are terminated due to a default by the unaffiliated seller, such seller is obligated to reimburse the Partnership and the Affiliate for any damages paid by them to the purchaser arising from the termination. If the agreements are terminated due to a default by the Partnership or Affiliate, such sellers are obligated to reimburse the unaffiliated seller for any damages paid to the purchaser arising from the termination.

Affiliates of the General Partner have previously sold or contracted to sell other assets to affiliates of the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachments thereto relating to the sale of the Somerset Pointe Apartments, Las Vegas, Nevada.


No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.



Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BALCOR REALTY INVESTORS-84

                         By:  Balcor Partners-XV, an Illinois general
                              partnership, its general partner

                         By: RGF-Balcor Associates-II, an Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  October 3, 1996
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